                                   COMPOSITE

                                    RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                     THE INTERLAKE CORPORATION, AS AMENDED
                              THROUGH MAY 12, 1995
                                      AND
              CERTIFICATE OF STOCK DESIGNATION FILED JUNE 17, 1992


    FIRST:

    The name of the Corporation is The Interlake Corporation.

    SECOND:

    The address of the Corporation's registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, Dover, Delaware 19901, County of Kent. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

    THIRD:

    The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

    FOURTH:

    A.  General Authorization

    The aggregate number of shares which the Corporation is authorized to issue is 117,000,000 shares consisting of:

    (1) 100,000,000 shares of Common Stock having a par value of $1.00 per share;

    (2) 15,000,000 shares of Non Voting Common Stock having a par value of $1.00 per share;

    (3) 2,000,000 shares of Serial Preferred Stock having a par value of $1.00 per share.

    B.  Serial Preferred Stock*

----------------------------
*A 26 page certificate of stock designation begins on page 16 and another 20 page certificate of stock designation begins on page 42.

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    The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Section B, to provide for the issuance of the Serial Preferred Stock in series, and by filing a certificate pursuant to
Section 151 of the General Corporation Law of the State of Delaware, to establish the number of shares to be included in each such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the shares of each such series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

    (1) The number of shares constituting the series and the distinctive designation of that series;

    (2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates;

    (3) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

    (4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

    (5) Whether the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in the case of redemption, which amount may vary under different conditions and at different redemption dates;

    (6) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

    (7) Any other designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of that series.

    C.  Common Stock and Non-Voting Common Stock

    Except as otherwise provided in this Section C or as otherwise required by applicable law, all shares of Common Stock and Non-Voting Common Stock shall be identical in all respects and shall entitle the holders thereof to the same rights and privileges, subject to the same qualifications, limitations and restrictions.

    1. Voting Rights. Except as otherwise provided in this Section C or as otherwise required by applicable law, holders of Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation, and the holders of Non-Voting Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation; provided that the holders of Non-Voting Common Stock shall have the right to vote as a separate class on any merger or consolidation of the Corporation with or into another entity or entities, or any recapitalization or reorganization, in which shares of Non-Voting Common Stock would receive or be exchanged for consideration different on a per share basis from consideration received with respect to or in exchange for the shares of Common Stock or would otherwise be treated differently from shares of Common Stock in connection with such transaction, except that shares of Non-Voting Common Stock may, without such a separate class vote, receive or be exchanged for non-voting securities which are otherwise identical on a per share basis in amount and form to the voting securities received with respect to or exchanged for the Common Stock so long as (i) such non-voting securities are convertible into such voting securities on the same terms as the Non-Voting Common Stock is convertible into Common Stock and (ii) all other consideration is equal on a per share basis.

    2. Dividends. As and when dividends are declared or paid thereon, whether in cash, property or securities of the Corporation, the holders of Common Stock and the holders of Non-Voting Common Stock shall be entitled to participate in such dividends ratably on a per share basis; provided that (i) if dividends are declared which are payable in shares of Common Stock or Non-Voting Common Stock, dividends shall be declared which are payable at the same rate on both classes of stock and the dividends payable in shares of Common Stock shall be payable to holders of that class of stock and the dividends payable in shares of Non-Voting Common Stock shall be payable to holders of that class of stock and (ii) if the dividends consist of other voting securities of the Corporation, the Corporation shall make available to each holder of Non-Voting Common Stock, at such holder's request, dividends consisting of non-voting securities of the Corporation which are otherwise identical to such other voting securities and which are convertible into or exchangeable for such other voting securities on the same terms as the Non-Voting Common Stock is convertible into the Common Stock. The rights of the holders of Common Stock to receive dividends are subject to the provisions of the Serial Preferred Stock.

    3. Liquidation. Subject to the provisions of the Serial Preferred Stock, the holders of the Common Stock and the Non-Voting Common Stock shall be entitled to participate ratably on a per share basis in all distributions to the holders of Common Stock in any liquidation, dissolution or winding up of the Corporation.

    4.  Conversion.

        4A.  Conversion of Non-Voting Common Stock.

                 (i) Upon the occurrence (or the expected occurrence as described in (iii) below) of any Conversion Event, each holder of Non-Voting Common Stock shall be entitled to convert into the same number of shares of Common Stock any or all of the shares of such holder's Non-Voting Common Stock being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event.

                 (ii) For purposes of this paragraph 4A, a "Conversion Event" shall mean (a) any public offering or public sale of securities of the Corporation (including a public offering registered under the Securities Act of 1933, as amended, and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (b) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (c) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding any Non-Voting Common Stock being converted and disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, (d) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) if, after such sale, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, and (e) a merger, consolidation or similar transaction involving the Corporation if, after such transaction, a person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that the transaction has been approved by the Corporation's Board of Directors or a committee thereof). For purpose of this paragraph 4A, "person" shall include any natural person and any corporation, partnership, joint venture, trust, unincorporated organization and any other entity or organization.

                 (iii) Each holder of Non-Voting Common Stock shall be entitled to convert shares of Non-Voting Common Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any holder of Non-Voting Common Stock to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be

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        conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Non-Voting Common Stock so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Non-Voting Common Stock are converted into shares of Common Stock in connection with a Conversion Event and such shares of Common Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, such shares of Common Stock shall be promptly converted back into the same number of shares of Non-Voting Common Stock.

        4B.  Conversion Procedure.

             (i) Unless otherwise provided in connection with a Conversion Event with respect to the Non-Voting Common Stock, each conversion of shares of Non-Voting Common Stock into shares of the Common Stock shall be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of Non-Voting Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Non-Voting Common Stock represented by such certificate or certificates into shares of the Common Stock. Each conversion shall be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Non-Voting Common Stock shall cease and the person or persons in whose name or names the certificate or certificates for shares of Common Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

             (ii) Promptly after the surrender of certificates and the receipt of written notice, the Corporation shall issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Common Stock issuable upon such conversion and (b) a certificate representing any Non-Voting Common Stock represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

             (iii) The issuance of certificates for Common Stock upon conversion of Non-Voting Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Common Stock.

             (iv) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Non-Voting Common Stock such number of shares of Common Stock issuable upon the conversion of all outstanding Non-Voting Common Stock. All shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Corporation upon issuance).

             (v) The Corporation shall not close its books against the transfer of shares of Common Stock in any manner which interferes with the timely conversion of any shares of Non-Voting Common Stock.

        4C. Stock Splits. If the Corporation in any manner subdivides or combines the outstanding shares of Common Stock, the outstanding shares of Non-Voting Common Stock shall be proportionately subdivided or combined in a similar manner, and vice-versa.

        5. Registration of Transfer. The Corporation shall keep at its principal office a register for the registration of shares of Common Stock and Non-Voting Common Stock. Upon the surrender of any certificate representing shares of Common Stock or Non-Voting Common Stock at such place, the Corporation shall, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of such class represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of shares of such class as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The issuance of new certificates shall be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

        6. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock or Non-Voting Common Stock, and in the case

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     of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

        7. Notices. All notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

        8. Amendment and Waiver. No amendment or waiver of any provision of this Section C shall be effective without the prior approval of the holders of a majority of the then outstanding Non-Voting Common Stock voting as a separate class.

    FIFTH:

    The name and mailing address of the incorporator is Ian R. MacLeod, 2015 Spring Road, Oak Brook, Illinois 60521.

    SIXTH:

    A.  Number, Election and Terms of Directors.

    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not fewer than seven nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, as nearly equal in number as possible, designated Class I, Class II and Class
III. Class I directors shall hold office initially for a term expiring at the annual meeting of stockholders to be held in 1987, Class II directors to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1988, and Class III directors to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1989. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term.
Elections of directors need not be by written ballot unless required by the By-Laws of the Corporation.

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    B.  Change In Number of Directorships and Vacancies.

    If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors shall be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors shall be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

    Notwithstanding the foregoing paragraphs A and B, whenever the holders of any one or more classes or series of stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article SIXTH unless expressly provided by such terms.

    C.  Removal of Directors.

    Any director may be removed from office only for cause.

    SEVENTH:

    The Board of Directors of the Corporation, when evaluating any offer of another party to (a) make a tender or exchange offer for any equity security of the Corporation, (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, give due consideration to (i) all relevant factors, including without limitation the social, legal, environmental and economic effects on the employees, customers, suppliers and other affected persons, firms and corporations and on the communities and geographical areas in which the Corporation and its subsidiaries operate or are located and on any of the businesses and properties of the Corporation or any of its subsidiaries, as well as such other factors as the directors deem relevant, and (ii) not only the consideration being offered, in relation to the then current market price for the Corporation's outstanding shares of capital stock, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors'

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estimate of the future value of the Corporation (including the unrealized value of its properties and assets) as an independent going concern.

    EIGHTH:

    (A) The affirmative vote (i) of the holders of shares entitling them to exercise two-thirds of the voting power of the Corporation, and (ii) of the holders of two-thirds of the shares of Common Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Common Stock shall vote separately as a class, shall be necessary to approve (l) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Related Corporation (as hereinafter defined) or (b) any other corporation (whether or not itself a Related Corporation) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of a Related Corporation; or (2) any sale, lease, exchange, mortgage, pledge, transfer or disposition (in one transaction or in a series of transactions) to or with any Related Corporation or any Affiliate of any Related Corporation of all or substantially all of the assets of the Corporation or any Subsidiary; or (3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Related Corporation or any Affiliate of any Related Corporation in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) of ten million dollars or more; (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of a Related Corporation or any Affiliate of a Related Corporation; or
(5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Corporation) which has the affect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Corporation or any Affiliate of any Related Corporation; or (6) any agreement, contract, or other arrangement with a Related Corporation providing for any of the transactions described in clauses (l) through (5) of this Paragraph (A); provided, however, that approval of any of such matters shall require the affirmative vote (x) of the holders of shares entitling them to exercise eighty per cent (80%) of the voting power of the Corporation, and (y) of the holders of eighty per cent (80%) of the shares of Common Stock at the time outstanding, given in person or by proxy at a meeting called for the purpose at which the holders of Common Stock shall vote separately as a class, unless all of the conditions in either subparagraph (a) or (b) of Paragraph (B) of this Article Eighth have been fulfilled. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

    (B) The provisions of Paragraph (A) of this Article Eighth requiring an eighty per cent (80%) vote shall not be applicable to any particular Business Combination (as hereinafter defined) and such Business Combination shall

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require only the two-thirds affirmative vote as is otherwise required by said
Paragraph (A), if all of the conditions specified in either of the following subparagraphs (a) or (b) are met:

        (a) The Business Combination shall have been approved by a majority of the Board of Directors of the Corporation consisting of no fewer than three Continuing Directors (as hereinafter defined) and shall have been approved by two-thirds of the Continuing Directors; or

        (b) All of the following conditions have been met:

          (i) The aggregate amount of the cash and the Fair Market Value as of the date of consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination is at least equal to the highest of the following:

              (l) The highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Related Corporation for any shares of Common Stock acquired by the Related Corporation;

              (2) The Fair Market Value per share of Common Stock on the date of the first public announcement of the proposal of the Business Combination the ("Announcement Date") or on the date on which the Related Corporation became a Related Corporation (such latter date is referred to in this Paragraph (B) as the "Determination Date"), whichever is higher;

              (3) If applicable, the price per share equal to the Fair Market Value per share of common stock determined pursuant to subparagraph (b)(i)(2) above, multiplied by the ratio of (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Related Corporation for any shares of Common Stock acquired by it within the two-year period immediately prior to the Announcement Date to (b) the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Related Corporation acquired any shares of Common Stock; and

              (4) The per share book value of the Common Stock at the end of the fiscal month immediately preceding the Announcement Date of such Business Combination.

          (ii) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class of outstanding voting stock [other than Institutional Voting Stock (as hereinafter defined)] shall be at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b)(ii) shall be required to be met with respect to every class of outstanding voting stock other than Institutional Voting Stock), whether or not the Related Corporation has previously acquired any shares of a particular class of voting stock:

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              (l) If applicable, the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Related Corporation for any shares of such class of voting stock acquired by the Related Corporation;

              (2) The highest preferential amount per share to which the holders of shares of such class of voting stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

              (3) The Fair Market Value per share of such class of voting stock on the Announcement Date or on the Determination Date, whichever is higher; and
              (4) If applicable, the price per share equal to the Fair Market Value per share of such class of voting stock determined pursuant to paragraph
(b)(ii)(3) above, multiplied by the ratio of (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealer's fees) paid by the Related Corporation for any shares of such class of voting stock acquired by it within the two-year period immediately prior to the Announcement Date to (b) the Fair Market Value per share of such class of voting stock on the first day of such two-year period upon which the Related Corporation acquired any shares of such class of voting stock.

          (iii) The consideration to be received by holders of a particular class of outstanding voting stock (including Common Stock) shall be in cash or in the same form as the Related Corporation has previously paid for such shares of such class of voting stock. If the Related Corporation has paid for shares of any class of voting stock with varying forms of consideration, the form of consideration for such class of voting stock shall be either cash or the form used to acquire the largest number of shares of such class of voting stock previously acquired by it.

          (iv) After such Related Corporation has become a Related Corporation and prior to the consummation of such Business Combination: (l) except as approved by two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date thereof any full quarterly dividends, whether or not cumulative, on the outstanding Preferred Stock; and
(2) there shall have been (a) no reduction in the annual rate of dividends paid on Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by two-thirds of the Continuing Directors, and (b) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the affect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by two-thirds of the Continuing Directors, and (3) such Related Corporation shall not have become the beneficial owner of any additional shares of voting stock of the Corporation except as part of the transaction which results in such Related Corporation becoming a Related Corporation.

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          (v) After such Related Corporation has become a Related Corporation, such Related Corporation shall not have received the benefit, directly or indirectly (except proportionally as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credit or other tax advantage provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

          (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of l934 and the rules and regulations thereunder (or any subsequent provision replacing such Act, rules or regulations) shall be mailed to the public shareholders of the Corporation at least thirty (30) days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such act or subsequent provision).

    (C) For the purposes of this Article Eighth:

        (l) A 'Person' shall mean any individual, firm, corporation or other entity.

        *(2) "Related Corporation" shall mean any Person (other than the Corporation, any Subsidiary, or any pension, profit-sharing, stock ownership or other employee benefit plan of the Corporation or any Subsidiary, or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity), who or which, (a) is the Beneficial Owner, directly or indirectly, of more than twelve per cent (12%) of the voting power of the outstanding voting stock of the Corporation; or (b) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the Beneficial Owner, directly or indirectly, of twelve per cent (12%) or more of the voting power of the then outstanding voting stock of the Corporation; or (c) is an assignee of or has otherwise succeeded to any shares of voting stock of the Corporation which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Corporation if such assignment or succession should have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

        (3) A Person shall be a "Beneficial Owner" of any voting stock of the
Corporation: (a) which such Person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or (b) which such Person or any of its Affiliates or Associates has (l) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or other options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (c) which are beneficially owned, directly or indirectly, by any Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose, holding, voting or disposing of any shares of voting stock.
------------------------
*Original document reads "(2)..."

        (4) For the purpose of determining whether a Person is a Related Corporation pursuant to Paragraph (C)(2) of this Article Eighth, the number of shares of voting stock of the Corporation deemed to be outstanding shall include shares deemed owned through application of Paragraph (C)(3) but shall not include any other shares of voting stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

        (5) "Affiliates" or "Associates" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 14, 1983.

        (6) "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Corporation set forth in Paragraph (C)(2), the term 'Subsidiary' shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the Corporation.

        (7) "Continuing Director" shall mean any Director of the Corporation who is unaffiliated with the Related Corporation and was a Director prior to the time that the Related Corporation became a Related Corporation and any successor of a Continuing Director who is unaffiliated with the Related Corporation and is recommended to succeed a Continuing Director by two-thirds of the Continuing Directors.

        (8) "Fair Market Value" shall mean: (a) in the case of stock, the highest closing sale price during the thirty (30) day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange--Listed Stock, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty (30) day period immediately preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System, or any system then in use, or if no such quotations are available, the Fair Market Value on the date in question of a share of such stock as determined by the Directors in good faith; or (b) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined by the Directors in good faith.

        (9) "Institutional Voting Stock" shall mean any class of voting stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks or similar financial institutions or institutional investors other than such stock held for the benefit of current or former employees of the Corporation.

        (10) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (b), (i) and (ii) of Paragraph (B) of this Article Eighth shall include the shares of Common Stock and/or the shares of any other class of outstanding voting stock retained by the holder of such shares.

        (11) "Business Combination" shall mean any transaction which is referred to in Paragraph (A) of this Article Eighth.

    (D) The majority of the Continuing Directors shall have the power and duty to determine for the purposes of this Article Eighth on the basis of information known to them after reasonable inquiry, (a) whether a person is a Related Corporation, (b) the number of shares of voting stock of the Corporation beneficially owned by any Person, (c) whether a Person is an Affiliate or an Associate of another, (d) whether a class of voting stock is Institutional Voting Stock and (e) whether the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value of ten million dollars or more.

    (E) Nothing contained in this Article Eighth shall be construed to relieve any Related Corporation from any fiduciary obligation imposed by law.

    NINTH:

    Any action required or permitted to be taken by the stockholders must be at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

    TENTH:

    Notwithstanding any other provisions of the Certificate of Incorporation of the Corporation or of the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Certificate of Incorporation or the By-Laws), the affirmative vote of the holders of not less than eighty per cent of the voting power of the Corporation, and of the holders of eighty per cent (80%) of the shares of the Common Stock at the time outstanding, voting together as a separate class, shall be required to amend or repeal or adopt any provisions inconsistent with Articles SIXTH, SEVENTH, EIGHTH, NINTH, TENTH AND ELEVENTH.

    ELEVENTH:

    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation, without any action on the part of the stockholders, by the affirmative vote of at least a majority of the Board of Directors, only if the Board of Directors is composed solely of directors who are directors on or immediately after the date hereof, or who have been elected or recommended to be elected as directors by two-thirds of such initial directors. The By-Laws may also be altered, amended or repealed by the affirmative vote of the holders of shares representing at least eighty per cent (80%) of the shares of the Corporation entitled to vote in the election of directors, voting as one class; provided, however, that the affirmative vote of the holders of shares representing only a majority of the shares of the Corporation entitled to vote in the election of directors, voting as one class, shall be required if such alteration, amendment or repeal of the By-Laws has been previously approved by the affirmative vote of at least two-thirds of the entire Board of Directors of the Corporation.

    *TWELFTH:

    To the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect, no director of the Corporation shall be personally liable to the Corporation or its shareholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation. No amendment to or repeal of this Article TWELFTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

    THIRTEENTH:

    Each person who (a) is or was or had agreed to become a director, officer, employee or agent of the Corporation, or at the request of the Corporation, a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), and (b) is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, shall be entitled to indemnification (including, without limitation, expenses in advance of the final disposition of any such action, suit or proceeding) by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article THIRTEENTH. No amendment to or repeal of this Article THIRTEENTH shall apply to or have any effect on the right to indemnification permitted or authorized hereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.
----------------------
*Certificate as filed has quotes before "TWELFTH" and at the end of Article "THIRTEENTH".

                               Signatures Omitted

                         CERTIFICATE OF DESIGNATION OF
               SERIES A1 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
               SERIES A2 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK
             AND SERIES A3 CONVERTIBLE EXCHANGEABLE PREFERRED STOCK

                                       OF

                           THE INTERLAKE CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

        The Interlake Corporation, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolutions creating three series of its Preferred Stock, $1.00 par value per share, designated as Series A1 Convertible Exchangeable Preferred Stock, Series A2 Convertible Exchangeable Preferred Stock and Series A3 Convertible Exchangeable Preferred Stock and authorizing the Series 1 Junior Convertible Subordinated Debenture (the "Series 1 Debenture") for which the Series A1 Convertible Exchangeable Preferred Stock may be exchanged, the Series 2 Junior Convertible Subordinated Debenture (the "Series 2 Debenture") for which the Series A2 Convertible Exchangeable Preferred Stock may be exchanged, and the Series 3 Junior Convertible Subordinated Debenture (the "Series 3 Debenture") for which the Series A3 Convertible Exchangeable Preferred Stock may be exchanged, in each case, at the Corporation's option:

        RESOLVED, that pursuant to Article FOURTH of the Restated Certificate of Incorporation, as amended, of the Corporation, whereby 2,000,000 shares of Preferred Stock, par value $1.00 per share, are authorized, there be and hereby is designated and created a Series A1 Convertible Exchangeable Preferred Stock, par value $1.00 per share (the "Series A1 Preferred"), to consist of 35,000 shares, a Series A2 Convertible Exchangeable Preferred Stock, par value $1.00 per share (the "Series A2 Preferred"), to consist of 35,000 shares and a Series A3 Convertible Exchangeable Preferred Stock, par value $1.00 per share (the "Series A3 Preferred"), to consist of 5,000 shares, which Series A1 Preferred, Series A2 Preferred and Series A3 Preferred are collectively referred to herein as the "Series A Preferred"; and

        FURTHER RESOLVED, that the powers, preferences and rights of, and qualifications, limitations and restrictions on, the Series A Preferred are set forth below and in the agenda material sent to all directors on May 21, 1992, and except as otherwise expressly provided below, the Series A1 Preferred, Series A2 Preferred and Series A3 Preferred shall be identical in all respects; and

        FURTHER RESOLVED, that the Corporation hereby authorizes the forms of the junior convertible subordinated debentures which are set forth in the agenda material sent to all directors on May 21, 1992 (the "Exchange Debentures") and which are issuable upon exchange of the Series A Preferred.

        Section 1.  Dividends.

        1A. General Obligation. To the extent permitted under the General Corporation Law of Delaware, when, as and if declared by the Corporation's Board of Directors, the Corporation shall pay preferential dividends in cash to the holder of each Share as provided in this Section 1. Dividends on each Share shall accrue on a daily basis at the rate of 9% per annum (except as otherwise provided in Section 9 hereof) of the Dividend Reference Value thereof, from and including the date of issuance of such Share to and including the first Dividend Reference Date, thereafter from the immediately preceding Dividend Reference Date to and including the next occurring Dividend Reference Date and finally from the immediately preceding Dividend Reference Date to and including the date on which the total amount payable in respect of such Share pursuant to Section 2 hereof upon the liquidation, dissolution or winding up of the Corporation or pursuant to Section 4 hereof upon the redemption of such Share is paid or the date on which such Share is converted pursuant to Section 6 hereof or the date on which such Share is exchanged pursuant to Section 10 hereof for an Exchange Debenture, as the case may be, hereunder. For each period during which dividends accrue, the "Dividend Reference Value" for such period shall mean the sum of the Liquidation Value of such Share plus the amount of all dividends which have not been paid in cash and which would have accrued since the date of issuance and accumulated on each such Dividend Reference Date through the last Dividend Reference Date if the accrued dividends had remained outstanding and accumulated in lieu of the adjustment to the Conversion Price as provided for below. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

        1B. Dividend Reference Dates. To the extent not paid on June 30 and December 31 of each year (or the next business day if June 30 or December 31 is not a business day) beginning December 31, 1992 (each a "Dividend Reference Date"), all dividends which have accrued on each Share outstanding since the immediately preceding Dividend Reference Date (or other period in the case of the initial Dividend Reference Date) and ending upon each such Dividend Reference Date shall result in an adjustment to the Conversion Price (as defined below) as provided in the first sentence of Section 6C(ii) hereof (a "Dividend Conversion Price Adjustment"). Upon a Dividend Conversion Price Adjustment, all accrued and unpaid dividends on the Shares under this Section 1 shall be eliminated and shall cease to be accrued and outstanding, except for purposes of the calculation of the Dividend Reference Value.

        1C. Distribution of Partial Dividend Payments. If at any time the Corporation pays in cash less than the total amount of dividends then accrued with respect to the Shares, such payment shall be distributed ratably among the holders thereof based upon the amount of accrued and unpaid dividends payable to each such holder and the aggregate amount of accrued and unpaid dividends payable to all such holders.

        Section 2.  Liquidation.

        Upon any liquidation, dissolution or winding up of the Corporation, each holder of Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Dividend Reference Value plus all accrued and unpaid dividends since the last Dividend Reference Date of all Shares held by such holder, and the holders of Shares shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the amount which each such holder is entitled to be paid pursuant to the first sentence of this Section 2 and the aggregate amount all holders of Shares are entitled to be paid pursuant to such sentence. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each holder of Shares. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.


        Section 3.  Priority of Series A Preferred.

        So long as any Series A Preferred remains outstanding, neither the Corporation nor any Subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly declare or pay any dividend or make any distribution upon any Junior Securities; provided that the Corporation may purchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries or from the Corporation's independent outside directors pursuant to the Corporation's or any Subsidiary's existing or future stock option or benefit plans approved by the Corporation's board of directors and may redeem rights or securities issued under the Rights Agreement or issued with respect to the Series A Preferred; and further provided that, after the second anniversary of the Closing Date (as defined in the Purchase Agreement) and so long as the Corporation is not otherwise in default under the Purchase Agreement, the Corporation may declare and pay dividends and make distributions upon Junior Securities during the six-month period beginning on any Dividend Reference Date if the Corporation has paid in cash all dividends accrued on the Shares of Series A Preferred on such Dividend Reference Date and on the immediately preceding Dividend Reference Date.

        Section 4.  Redemptions.

        4A. Optional Redemptions. If the Corporation's restated certificate of incorporation has been amended to authorize the Non-Voting Common and such Non-Voting Common is issuable upon conversion of the Series A2 Preferred, then from and after June 18, 1998, the Corporation may make redemptions of all or any portion of the Shares then outstanding; provided, however, that the Corporation may not redeem a portion of the Series A Preferred if (i) the Liquidation Value of such Series A Preferred to be redeemed is less than $5,000,000 or (ii) the Liquidation Value of the remaining outstanding Series A1 Preferred and Series A2 Preferred is less than $10,000,000; and provided further that the Corporation may only redeem portions of the Series A Preferred in increments of $1,000,000 of the Liquidation Value. The Corporation shall only be entitled to request a redemption pursuant to this paragraph 4A one time in any 90-day period. On any such redemption, the Corporation shall pay a price per Share equal to the sum of the Dividend Reference Value thereof plus all accrued and unpaid dividends thereon since the immediately preceding Dividend Reference Date.

        4B.   Notice of Redemption.  Except as otherwise provided in paragraph
4I below, the Corporation shall mail written notice of each redemption of any Shares to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

        4C. Surrender of Shares. If any holder of the Shares elects to convert all or a portion of the Shares rather than having such Shares redeemed, such holder shall deliver to the Corporation in person or by registered or certified mail, return receipt requested, such holders' Shares on or prior to the date of redemption (the "Redemption Date"), and such conversion shall be effected in accordance with the terms of Section 6 hereof. If any holder of the Shares does not convert the Shares, such holder shall deliver to the Corporation the certificates representing the Shares to be redeemed on or prior to the Redemption Date.

        4D. Redemption Payment. For each of the Shares which are to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Shares) the full amount for such Shares by cashier's or certified check.

        4E. Determination of the Number of Each Holder's Shares to Be Redeemed. If at any time the Corporation makes a redemption of less than all of the Shares outstanding, such redemption shall be made ratably among the holders thereof based upon the Dividend Reference Value of the Shares (plus all accrued and unpaid dividends on such Shares since the immediately preceding Dividend Reference Date) of each such holder and the aggregate Dividend Reference Value of all Shares (plus all accrued and unpaid dividends on such Shares since the immediately preceding Dividend Reference Date) issued and outstanding.

        4F. Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the amount payable thereon pursuant to Section 4A hereof is paid to the holder thereof. On such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding.

        4G. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be cancelled and shall not be reissued, sold or transferred.

        4H. Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Series A Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of Series A Preferred on the basis of the Dividend Reference Value of the Shares (plus all accrued and unpaid dividends on such Shares since the immediately preceding Dividend Reference Date) owned by each such holder.

        4I. Special Redemptions.

        (i) If a Change of Control has occurred or the Corporation obtains knowledge that a Change of Control is to occur, the Corporation shall give prompt written notice of such Change of Control, describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Shares, but in any event such notice shall not to the extent practicable be given later than five days after the occurrence of such Change of Control. Subject to the provisions of clause (iii) below, the holder or holders of a majority of the Shares then outstanding may require the Corporation to redeem all or any portion of the Shares owned by such holder or holders at a price per Share equal to the Dividend Reference Value thereof plus all accrued and unpaid dividends thereon since the last Dividend Reference Date by giving written notice to the Corporation of such election prior to the later of (a) 15 business days after receipt of the Corporation's notice and (b) five business days prior to the consummation of the Change of Control (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Shares within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption (by giving written notice to the Corporation) of all or any portion of the Shares owned by such holder. Subject to the provisions of clause (iii) below, upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change of Control or (b) five days after the Corporation's receipt of such election(s). If in any case a proposed Change of Control does not occur, all requests for redemption in connection therewith shall be automatically rescinded. The term "Change of Control" means the occurrence of one or both of the following events: (1) any Person or any Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof, other than the ESOP or the trusts for any other employee stock ownership, benefit or pension plans of the Corporation or any Subsidiary and other than the holders of Series A Preferred which are requiring the Corporation to redeem their Shares, shall beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation; or
(2) any one Person or Group (other than the Board of Directors of the Corporation as it may be constituted from time to time and other than the holders of the Series A Preferred which are requiring the Corporation to redeem their Shares), or any Affiliates thereof, shall succeed in having sufficient of its or their nominees elected to the Board of Directors of the Corporation such that such nominees, when added to any existing director remaining on the Board of Directors of the Corporation after such election who is an Affiliate of such Group, shall constitute a majority of the Board of Directors of the Corporation.

        (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change, describing in reasonable detail the definitive terms and date of consummation thereof, to each holder of Shares not more than 45 days nor less than 20 days prior to the consummation thereof. Subject to the provisions of clause (iii) below, the holder or holders of a majority of the Shares then outstanding may require the Corporation to redeem all or any portion of the Shares owned by such holder or holders at a price per Share equal to the Dividend Reference Value thereof plus all accrued and unpaid dividends thereon since the last Dividend Reference Date by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Shares (but in any event to the extent practicable within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Shares owned by such holder. Subject to the provisions of clause (iii) below, upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares
specified therein upon the consummation of such Fundamental Change.   If  any
proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded. The term "Fundamental Change" means the occurrence of one or both of the following events: (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation to any Person or entity or Group of Persons or entities (other than any wholly-owned Subsidiary of the Corporation); or (2) the merger or consolidation of the Corporation with or into another corporation or other entity or the merger of another corporation or other entity into the Corporation with the effect that immediately after such transaction any Person or Group (other than the holders of the Series A Preferred which are requiring the Corporation to redeem their Shares) holds more than 50% of the total voting power entitled to vote generally in the election of directors, managers or trustees of the surviving corporation of such merger or consolidation.

        (iii) Notwithstanding the provisions contained in clauses (i) and (ii) of this Section 4I to the contrary, the Corporation shall not be obligated to redeem any Shares of Series A Preferred hereunder until (A) all indebtedness outstanding under the Credit Agreement or indebtedness guaranteed by the Corporation under the Credit Agreement has been paid in full or offers of such payment have been declined by the lenders party thereto and (B) all holders of indebtedness for borrowed money of the Corporation who directly or through their agents or representatives are entitled to demand prepayment of such indebtedness upon the occurrence of a Change of Control or Fundamental Change and who have so demanded such prepayment have been paid in full in cash. Notwithstanding the provisions of this Section 4I, no Person or Group which effects a Change of Control or a Fundamental Change shall be entitled to the benefits of clauses (i) or (ii) of this Section 4I.

        Section 5.  Voting Rights.

        Except as required in this Certificate of Designation and as otherwise required by law, the Shares shall have no voting rights; provided, however, that the holders of the Shares shall be entitled to notice of all stockholders' meetings at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meetings.

        Section 6.  Conversion.

        6A. Automatic Conversion. Upon the occurrence of the Trigger Date, each Share of the Series A1 Preferred shall automatically convert into a share of Series B1 Preferred, each Share of Series A2 Preferred shall automatically convert into a share of Series B2 Preferred and each share of Series A3 Preferred shall automatically convert into a share of Series B3 Preferred. The conversion of the Series A Preferred pursuant to this paragraph 6A shall occur without any further action being taken by the Corporation or the holders of the Shares. The "Trigger Date" shall occur following the third anniversary of the date of issuance of the Series A Preferred on the date immediately after each of the closing sales prices of the Common Stock on the principal securities exchange on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices of the Common Stock on such exchange at the end of such days, or, if on any days such Common Stock is not so listed, the average of the representative bid and asked prices of the Common Stock quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any days the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices of the Common Stock on such days in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, for 20 consecutive trading days was equal to or above $25.00 per share (subject to proportionate adjustment for stock splits, stock dividends, stock distributions, recapitalizations or combinations). All dividends which have accrued up to the Trigger Date and since the immediately preceding

Dividend Reference Date at the Corporation's option shall either (a) to the extent permitted under the General Corporation Law of Delaware, when, as and if declared by the Corporation's Board of Directors, be paid in cash on the Trigger Date, (b) or if not so paid, result in a Dividend Conversion Price Adjustment as provided in the second sentence of Section 6C(ii) calculated in the same manner as if dividends accrued to and including the Trigger Date were not declared and paid in cash. Promptly after the occurrence of the Trigger Date, the Corporation shall deliver to the holders of the Shares written notice of such occurrence, and the holders of the Shares shall promptly deliver the certificates representing the Series A Preferred in exchange for the certificates representing the Series B Preferred. After the Trigger Date and prior to the time the certificates representing the Series A Preferred are delivered to the Company, such certificates shall represent shares of Series B Preferred.

        6B. Optional Conversion Procedure.

        (i) Each holder of Series A1 Preferred, and each holder of Series A3 Preferred, shall be entitled at any time and from time to time to convert all or any portion of the Series A1 Preferred or the Series A3 Preferred, as the case may be (including any fraction of a Share), held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect.

        (ii) In the event that the Corporation has authorized the issuance of Non-Voting Common, each holder of Series A2 Preferred shall be entitled at any time to convert all or any portion of the Series A2 Preferred (including any fraction of a Share) held by such holder into a number of Shares of Non-Voting Common computed by multiplying the number of Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect.

       (iii) In the event that the Corporation has not authorized the issuance of Non-Voting Common, upon the occurrence (or the expected occurrence as described in (iv) and (vi) below) of any Conversion Event, each holder of Series A2 Preferred shall be entitled to convert all or any portion of the Series A2 Preferred (including any fraction of a Share) held by such holder being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect. The term "Conversion Event" means
(A) any public offering or public sale of Common Stock (including a public offering registered under the Securities Act of 1933, as amended, and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (B) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange Act) if, after such disposition, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, (C) a merger, consolidation or similar transaction if, after such transaction, a person or group of persons (within the meaning of the Exchange Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that such disposition has been approved by the Corporation's Board of Directors or a committee thereof), (D) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange Act) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (E) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange
Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding the Series A Preferred or the Conversion Stock issued upon conversion of the Series A Preferred and being disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, or (F) the liquidation, dissolution or winding up of the Corporation.

        (iv) Each holder of Series A2 Preferred shall be entitled to convert Shares of Series A2 Preferred into Conversion Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any holder of Series A2 Preferred to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Series A2 Preferred so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Series A2 Preferred are converted into shares of Conversion Stock in connection with a Conversion Event and such shares of Conversion Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, or if the Corporation has not been liquidated, such shares of Conversion Stock shall be promptly converted back into the same number of shares of Series A2 Preferred.

       (v) In the event that a holder of Series A2 Preferred delivers a certificate to the Corporation stating that upon conversion of Shares of Series A2 Preferred into Shares of Series A1 Preferred such holder and its affiliates would not have a Regulatory Problem, such holder of Series A2 Preferred shall be entitled to convert and the Corporation shall be obligated to convert all or any portion of the Series A2 Preferred (including any fraction of a Share) held by such holder into the same number of Shares of Series A1 Preferred. Notwithstanding anything to the contrary contained herein, the Conversion Price for the Series A1 Preferred issued upon conversion from the Series A2 Preferred shall be the same Conversion Price as was in effect for the Series A2 Preferred being converted immediately prior to such conversion. For purposes of this paragraph 6B(v), a holder shall be deemed to have a "Regulatory Problem" when such holder and such holder's affiliates (A) would own, control or have power over a greater quantity of securities of any kind issued by the Corporation than are permitted under any laws or governmental regulations applicable to banks, bank holding companies, small business investment companies or their affiliates or (B) would not be able to hold an investment in or provide financing to the Corporation in compliance with any laws or governmental regulations applicable to banks, bank holding companies, small business investment companies or their affiliates.

        (vi) Notwithstanding any other provision hereof, if a conversion of Series A Preferred is to be made in connection with a Public Offering, the conversion of any Shares of Series A Preferred may, at the election of the holder of such Shares, be conditioned upon the consummation of the Public Offering in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

        (vii) Each holder of Shares desiring to convert Shares shall deliver to the Corporation a written request for conversion setting forth the name of such holder, the number of Shares to be converted and the name or names and denomination or denominations in which, upon conversion, the new certificate or certificates representing the converted Shares are to be issued.

       (viii) Except as otherwise provided herein, each conversion of Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Shares to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock (or Non-Voting Common, if applicable) or Shares of Series A1 Preferred are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock (or Non-Voting Common, if applicable) or Shares of Series A1 Preferred represented thereby.

      (ix) As soon as possible after the conversion has been effected (but in any event within five business days in the case of subparagraph (A) below), the Corporation shall deliver to each converting holder:

          (A) a certificate or certificates representing the number of shares of Conversion Stock (or Non-Voting Common, if applicable) or the number of Shares of Series A1 Preferred issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

          (B) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

        (x) The issuance of certificates for shares of Conversion Stock (or Non-Voting Common, if applicable) upon conversion of Shares or the issuance of certificates for Shares of Series A1 Preferred upon conversion of Shares of Series A2 Preferred shall be made without charge to the holders of such Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock (or Non-Voting Common, if applicable) or Shares of

Series A1 Preferred. Upon conversion of each Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock (or Non-Voting Common, if applicable) or the Series A1 Preferred issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

        (xi) The Corporation shall not close its books against the transfer of Shares or of Conversion Stock (or Non-Voting Common, if applicable) issued or issuable upon conversion of Shares or against the transfer of Shares of Series A1 Preferred issued or issuable upon conversion of Shares of Series A2 Preferred in any manner which interferes with the timely conversion of Shares. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

        (xii) If any fractional interest in a share of Conversion Stock (or Non-Voting Common Stock, if applicable) would, except for the provisions of this subparagraph, be deliverable upon any conversion of Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

       (xiii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock (or Non-Voting Common, if applicable), solely for the purpose of issuance upon the conversion of Shares, such number of shares of Conversion Stock and Non-Voting Common issuable upon the conversion of all outstanding Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued Shares of Series A1 Preferred, solely for the purpose of issuance upon the conversion of Shares of Series A2 Preferred, such number of Shares of Series A1 Preferred issuable upon the conversion of all outstanding Shares of Series A2 Preferred. All shares of Conversion Stock and Non-Voting Common and all Shares of Series A Preferred which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock and Non-Voting Common and Shares of Series A Preferred may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon such issuance).

        6C. Conversion Price.

        (i) The initial Conversion Price shall be $6.50. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6C. Anything herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least $.05 in such price; provided, however, that any adjustment which by reason of this subparagraph 6C(i) is not required to be made shall be carried forward and taken into account in any subsequent adjustment and upon conversion of each Share.

        (ii) If and whenever on any Dividend Reference Date the Board of Directors of the Corporation does not declare and the Corporation does not pay in cash and in full the dividends contemplated by Section 1A hereof, the Conversion Price for each of the Series A1 Preferred, Series A2 Preferred and Series A3 Preferred shall be adjusted as of such Dividend Reference Date such that the Conversion Price for each of the Series A1 Preferred, Series A2 Preferred and Series A3 Preferred shall equal the product of the then-current Conversion Price for such series of Series A Preferred times a fraction, the numerator of which is the Liquidation Value and the denominator of which is the sum of the Liquidation Value plus the amount of any dividend which would have accrued since the immediately preceding Dividend Reference Date (or other period in the case of the initial Dividend Reference Date) at a rate of 9% per annum (or such other rate which may apply to such series of Series A Preferred as provided herein) of the Liquidation Value. If on the Trigger Date or on the date which the holder of Shares converts the Shares pursuant to paragraph 6B the Board of Directors of the Corporation does not declare and the Corporation does not pay in cash and in full the dividends contemplated by the last sentence of
Section 1B hereof, the Conversion Price for each of the Series A1 Preferred, Series A2 Preferred and Series A3 Preferred shall be adjusted as of the Trigger Date or such conversion date such that the Conversion Price for each of the Series A1 Preferred, Series A2 Preferred and Series A3 Preferred shall equal the product of the then-current Conversion Price for such series of Series A Preferred times a fraction, the numerator of which is the Liquidation Value and the denominator of which is the sum of the Liquidation Value plus the amount of any dividend which would have accrued through the Trigger Date if calculated at a rate of 9% per annum (or such other rate which may apply to such series of Series A Preferred as provided herein) of the Liquidation Value since the immediately preceding Dividend Reference Date.

        (iii) If and whenever on or after the original date of issuance of Shares the Corporation issues or sells, or in accordance with Section 6D is deemed to have issued or sold, any shares of its Common Stock (except in connection with the Equity Offering (as defined in the Purchase Agreement)) for a consideration per share less than (a) the Conversion Price in effect immediately prior to the time of such issue or sale or (b) 95% of the Market Price of the Common Stock determined as of the date of such issue or sale, then forthwith upon such issue or sale the Conversion Price shall be reduced to whichever of the following Conversion Prices is lower (except that none of the following shall apply to the issuance of Excluded Stock):

        (A) the Conversion Price determined by dividing (1) the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Corporation upon such issue or sale, by (2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; or

        (B) the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by 95% of the Market Price of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by multiplying 95% of the Market Price of the Common Stock times the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

        6D. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 6C(iii), the following shall be applicable (except that none of the following shall apply to the issuance of Excluded Stock):

        (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of the Convertible Securities issued upon exercise of any such Options is less than (a) the Conversion Price in effect immediately prior to the time of the granting of such Options or (b) 95% of the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting of or sale of such Options for such price per share. For purposes of this subparagraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the then minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock then issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

        (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than (a) the Conversion Price in effect immediately prior to the time of such issue or sale or (b) 95% of the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this subparagraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the then minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock then issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

        (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

        (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

        (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined in good faith by the Corporation's Board of Directors.

        (vi) Integrated Transactions. In case any option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such option by the parties thereto, such option shall be deemed to have been issued for a consideration determined in good faith by the Corporation's Board of Directors, and if the Board of Directors cannot in good faith determine such consideration, then such option shall be deemed to have been issued for a consideration of $.01.

        (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

        (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

        6E. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

        6F. Reorganization, Reclassification, Consolidation, Merger or Sale.
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock (and/or Rights) are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (and/or Rights) is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that each of the holders of Series A Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be), the shares of Conversion Stock or Non-Voting Common (as the case may be) (and Rights) immediately theretofore acquirable and receivable upon the conversion of such holder's Series A Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series A Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series A Preferred then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series A Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series A Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Series A Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

        6G. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's board of directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series A Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series A Preferred.

        6H. Notices.

        (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

        (ii) The Corporation shall give written notice to all holders of Shares at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock or Non-Voting Common Stock, as the case may be, (b) with respect to any pro rata subscription offer to holders of Common Stock, or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

        (iii) The Corporation shall also give written notice to the holders of Shares at least 20 days prior to the date on which any Organic Change shall take place.

        Section 7.  Liquidating Dividends.

        If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series A Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series A Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined; provided that if the Liquidating Dividends consist of voting securities, the Corporation shall make available to each holder of Series A2 Preferred, at such holder's request, Liquidating Dividends consisting of non-voting securities which are otherwise identical to the Liquidating Dividends consisting of voting securities and which non-voting securities are convertible into such voting securities on the same terms as Series A2 Preferred is convertible into Conversion Stock.


        Section 8.  Purchase Rights.

        If at any time the Corporation grants, issues, distributes or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series A Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Preferred immediately before the date on which a record is taken for the grant, issuance, distribution or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue, distribution or sale of such Purchase Rights; provided that if the grant, issue, distribution or sale of the Purchase Rights entitle the holders of the Series A Preferred to an adjustment in the Conversion Price pursuant to Section 6 hereof, then the holders of a majority of Series A Preferred will have the option to either (a) acquire the Purchase Rights pursuant to this Section 8, or (b) adjust the Conversion Price pursuant to Section 6; provided further that if the Purchase Rights involve voting securities, the Corporation shall make available to each holder of Series A2 Preferred, at such holder's request, Purchase Rights involving non-voting securities which are otherwise identical to the Purchase Rights involving voting securities and which non-voting securities are convertible into such voting securities on the same terms as Series A2 Preferred is convertible into Conversion Stock.

        If the Distribution Date (as defined in the Rights Agreement) occurs, the Company shall issue to each holder of Series A Preferred a number of rights ("New Rights") equal to the number of Rights such holder would have held if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series A Preferred immediately prior to the Distribution Date. The New Rights shall be substantially similar to the Rights; provided, however, that such New Rights shall provide for the issuance, at the request of any holder of New Rights, of non-voting securities which are otherwise identical to any voting securities issuable upon exercise of the Rights and which non-voting securities are convertible into voting securities on the same terms as the Series A2 Preferred is convertible into Conversion Stock.

        Section 9.  Events of Noncompliance.

        9A.1.    Definition.  An Event of Noncompliance shall be deemed to have occurred with respect to the Series A1 and Series A2 Preferred if:

        (i) the Corporation breaches or otherwise fails to perform or observe any covenant or agreement set forth in Section 6.1 of the Purchase Agreement or set forth in this Certificate of Designation;

        (ii) a representation or warranty contained in paragraphs 3.3, 3.6, 3.7, 3.8, 3.10, 3.12(c) through (g) inclusive, 3.13, 3.14 or 3.15 of the Purchase Agreement (including any closing certificate with respect to such representations and warranties), is false or misleading in any material respect on the date made or furnished and such breach has a Material Adverse Effect (as defined in the Purchase Agreement) on the Corporation or on the value of the Series A1 Preferred and Series A2 Preferred; or

       (iii) the Corporation or any Significant Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Significant Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Significant Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Significant Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Significant Subsidiary or of any substantial part of the assets of the Corporation or any Significant Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Significant Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Significant Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days.

        9A.2. Definition. An Event of Noncompliance shall be deemed to have occurred with respect to the Series A3 Preferred if:

        (i) the Corporation breaches or otherwise fails to perform or observe any covenant or agreement set forth in Section 6.1 of the Series A3 Purchase Agreement or set forth in this Certificate of Designation;

        (ii) a representation or warranty contained in paragraphs 3.2, 3.4 or
3.5 of the Series A3 Purchase Agreement (including any closing certificate with respect to such representations and warranties), is false or misleading in any material respect on the date made or furnished and such breach has a Material Adverse Effect (as defined in the Series A3 Purchase Agreement) on the Corporation or on the value of the Series A3 Preferred; or

       (iii) the Corporation or any Significant Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Significant Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Significant Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Significant Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Significant Subsidiary or of any substantial part of the assets of the Corporation or any Significant Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Significant Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Significant Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days.

        9B. Consequences of Certain Events of Noncompliance.

        (i)(A) If an Event of Noncompliance described in Sections 9A.1 has occurred, the dividend rate on the Series A1 Preferred and Series A2 Preferred shall increase immediately by an increment of .5 percentage point. Thereafter, until such time as no such Event of Noncompliance exists, the dividend rate for the Series A1 Preferred and Series A2 Preferred shall increase automatically at the end of each succeeding 180-day period by an additional increment of .5 percentage point (but in no event shall the dividend rate exceed 12%). Any increase of the dividend rate resulting from the operation of this paragraph shall terminate as of the close of business on the date on which no such Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

        (i)(B) If an Event of Noncompliance described in Section 9A.2 has occurred, the dividend rate on the Series A3 Preferred shall increase immediately by an increment of .5 percentage point. Thereafter, until such time as no such Event of Noncompliance exists, the dividend rate for the Series A3 Preferred shall increase automatically at the end of each succeeding 180-day period by an additional increment of .5 percentage point (but in no event shall the dividend rate exceed 12%). Any increase of the dividend rate resulting from the operation of this paragraph shall terminate as of the close of business on the date on which no such Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

        (ii) If an Event of Noncompliance set forth in paragraph 9A.1(iii) or 9A.2(iii) hereof has occurred, the holder or holders of a majority of the Series A Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Series A Preferred owned by such holder or holders at a price per Share equal to the Dividend Reference Value thereof plus all accrued and unpaid dividends thereon. The Corporation shall give prompt written notice of such election to the other holders of Series A Preferred (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Series A Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Series A Preferred as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption. Notwithstanding any other provision of this clause (ii) to the contrary, the Corporation shall not be obligated to redeem any Series A Preferred hereunder until such time as all of the indebtedness for borrowed money of the Corporation and indebtedness of any subsidiary or the ESOP guaranteed by the Corporation under the Credit Agreement has been paid in full in cash.

       (iii) If any Event of Noncompliance exists with respect to the Series A1 Preferred, Series A2 Preferred and/or Series A3 Preferred, each holder of the Series A1 Preferred, Series A2 Preferred or Series A3 Preferred, as the case may be, to which an Event of Noncompliance applies, shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.


        Section 10.  Exchange of Shares.

        (i) The Corporation, at its option, may at any time exchange all or any portion of the shares (including any fraction of a share) of the Series A1 Preferred, Series A2 Preferred or Series A3 Preferred for Series 1 Debentures, Series 2 Debentures or Series 3 Debentures, respectively, (the "Exchange Option"); provided, however, that the Corporation shall not exchange Shares if
(i) the Liquidation Value of the Series A Preferred to be exchanged is less than $5,000,000 or (ii) the Liquidation Value of the remaining outstanding Series A1 Preferred and Series A2 Preferred is less than $10,000,000 and provided further, that the Corporation may only exchange portions of the Series A Preferred in increments of $1,000,000 of Liquidation Value. If at any time the Corporation exchanges less than all of the Shares outstanding, such exchange shall be made ratably among the holders thereof based upon the Dividend Reference Value of the Shares (plus all accrued and unpaid dividends on such Shares since the immediately preceding Dividend Reference Date) of each such holder and the aggregate Dividend Reference Value of all Shares (plus all accrued and unpaid dividends on such

Shares since the immediately preceding Dividend Reference Date) issued and outstanding.

        (ii) The Corporation shall mail written notice of an exchange of any Shares to each holder thereof no more than 60 nor less than 30 days prior to the date on which such exchange is to be made.

        (iii) Upon the exercise of the Exchange Option, each holder of outstanding Shares shall receive Exchange Debentures in an aggregate principal amount equal to the sum of (a) the Dividend Reference Value times the number of Shares to be exchanged by the Corporation, plus (b) accrued and unpaid dividends on such Shares since the immediately preceding Dividend Reference Date.

        (iv) Upon such exchange, the rights of the holders of Shares so exchanged shall cease as stockholders of the Corporation with respect to such Shares, and the Person or Persons entitled to receive the Exchange Debentures issuable upon exchange shall be treated for all purposes as the holder or holders of such Exchange Debentures. The Corporation shall cause the Exchange Debentures to be duly executed and authenticated as of the date on which such exchange is effective.

        (v) Notwithstanding the foregoing, the Corporation shall not exercise the Exchange Option with respect to Shares held by a holder or holders if, within 21 days after receipt of the notice from the Corporation of the exchange, such holder(s) delivers to the Corporation a written opinion of nationally recognized tax counsel stating that such exchange would more likely than not result in the recognition of taxable gain by such holder(s).

        Section 11.  Registration of Transfer.

        The Corporation shall keep at its principal office a register for the registration of Shares. Upon the surrender of any certificate representing Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificates and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Shares represented by such new certificate from the immediately preceding Dividend Reference Date.

        Section 12.  Replacement.

        Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any class of Series A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Shares represented by such new certificate from the immediately preceding Dividend Reference Date.

        Section 13.  Definitions.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Common Stock" means, collectively, the Corporation's Common Stock, par value $1.00 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

        "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6D(i) and 6D(ii) hereof (including Excluded Stock) whether or not the Options or options for Convertible Securities or Convertible Securities are actually exercisable or exchangeable, as the case may be, at such time.

        "Conversion Stock" means shares of the Corporation's Common Stock, par value $1.00 per share; provided that if there is a change such that the securities issuable upon conversion of the Series A Preferred are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series A Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

        "Convertible Securities" means any stock or securities convertible into or exchangeable for Common Stock.

        "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of June 18, 1992, (including, without limitation, any "Credit Documents" (as defined in the New Credit Agreement)) among the Corporation, the ESOP and certain Subsidiaries of the Corporation, the Agent Bank and the Lenders listed therein, as such Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Corporation and additional lenders) all or any portion of the Obligations under such Agreement (as defined therein) or any successor agreement.

        "ESOP" means the Corporation's Employee Stock Ownership Plan effective as of September 1, 1989.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exchange Debentures" means the Corporation's Series 1 Debentures, Series 2 Debentures and Series 3 Debentures each due June 18, 2002, authorized but reserved for issuance as of the date of issuance of the Series A Preferred and in the forms of Exhibit C-1 and C-2, respectively, attached to the Purchase Agreement and Exhibit B to the Series A3 Purchase Agreement.

        "Excluded Stock" means the shares of Common Stock issued or issuable pursuant to the Corporation's existing and future employee stock option and benefit plans approved by the Corporation's board of directors, including the Corporation's 1989 Employee Stock Option Plan pursuant to which 1,600,000 shares of Common Stock which were authorized for options, stock awards and partial payment of bonuses, in each case which are issued or granted (including by way of amendment or modification thereof) at a price equal to at least 95% of the Market Value of the Common Stock on the date of such issuance or grant (including any such amendment or modification thereof.)

        "Junior Securities" means any of the Corporation's equity securities other than the Series A Preferred.

        "Liquidation Value" of any Share as of any particular date shall be equal to $1,000.

        "Market Price" of any security means the average of the closing prices of such security's sales on the principal securities exchange on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such securities not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Shares. If such parties are unable to reach agreement within a reasonably period of time, much fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Shares. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

        "Non-Voting Common" means the Corporation's Non-Voting Common Stock, par value $1.00 per share, having the terms as set forth in Exhibit B to the Purchase Agreement; provided, that if there is a change such that the securities issuable upon conversion of the Series A2 Preferred are issued by an entity other than the Corporation or if there is a change in the class of securities so issuable, then the term "Non-Voting Common" shall mean one share of the security issuable upon conversion of the Series A2 Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

        "Options" means any rights or portions to subscribe for or purchase Common Stock or Convertible Securities.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

        "Purchase Agreement" means the Preferred Stock Purchase Agreement, dated as of March 6, 1992, by and between the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

        "Rights" means the Rights defined in the Rights Agreement and any securities issued in connection with or upon exercise of the Rights.

        "Rights Agreement" means that certain Rights Agreement, dated as of January 26, 1989 as amended, between the Corporation and The First National Bank of Chicago, and any successor rights plan.

        "Series A3 Purchase Agreement" means the Preferred Stock Purchase Agreement, dated as of May 7, 1992, by and between the Corporation and certain investors, as such agreement from time to time may be amended in accordance with its terms.

        "Series B Preferred" means collectively the Series B1 Preferred, the Series B2 Preferred and the Series B3 Preferred.

        "Series B1 Preferred" means the Corporation's Series B1 Convertible Preferred Stock, par value $1.00 per share.

        "Series B2 Preferred" means the Corporation's Series B2 Convertible Preferred Stock, par value $1.00 per share.

        "Series B3 Preferred" means the Corporation's Series B3 Convertible Preferred Stock, par value $1.00 per share.

        "Significant Subsidiaries" means those Subsidiaries of the Corporation listed as Significant Subsidiaries pursuant to Section 3.3 of the Purchase Agreement.

        "Subsidiary" means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the Board of Directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

        Section 14.  Amendment and Waiver.

        No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 12 hereof without the prior written consent of the holders of a majority of the Shares outstanding at the time such action is taken; provided, that, in addition to such majority vote, no such action shall change (i)(a) the rate at which or the manner in which dividends on the Series A1 Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A1 Preferred or the times at which redemption of the Series A1 Preferred is to occur, without the prior written consent of the holders of at least 80% of the Series A1 Preferred then outstanding, (b) the Conversion Price of the Series A1 Preferred or the number of shares or class of stock into which the Series A1 Preferred are convertible, without the prior written consent of the holders of at least 80% of the Series A1 Preferred then outstanding or (c) the percentage required to approve any change described in clauses (i)(a) and (i)(b) above, without the prior written consent of the holders of at least 80% of the Series A1 Preferred then outstanding, (ii)(a) the rate at which or the manner in which dividends on the Series A2 Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A2 Preferred or the times at which redemption of the Series A2 Preferred is to occur, without the prior written consent of the holders of at least 80% of the Series A2 Preferred then outstanding, (b) the Conversion Price of the Series A2 Preferred or the number of shares or class of stock into which the Series A2 Preferred are convertible, without the prior written consent of the holders of at least 80% of the Series A2 Preferred then outstanding or (c) the percentage required to approve any change described in clauses (ii)(a) and (ii)(b) above, without the prior written consent of the holders of at least 80% of the Series A2 Preferred then outstanding or (iii)(a) the rate at which or the manner in which dividends on the Series A3 Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series A3 Preferred or the times at which redemption of Series A3 Preferred is to occur, without the prior written consent of the holders of at least 80% of the Series A3 Preferred then outstanding, (b) the Conversion Price of the Series A3 Preferred or the number of shares or class of stock into which the Series A3 Preferred are convertible, without the prior written consent of the holders of at least 80% of the Series A3 Preferred then outstanding or (c) the percentage required to approve any change described in clauses (iii)(a) and (iii)(b) above, without the prior written consent of the holders of at least 80% of the Series A3 Preferred then outstanding; and provided further, that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Shares then outstanding.

        Section 15.  Notices.

        Except as otherwise expressly provided hereunder, all notice referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charge prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation.


        IN WITNESS WHEREOF, The Interlake Corporation has caused this Certificate to be duly executed this _____ day of June, 1992.

                                THE INTERLAKE CORPORATION



                                By:______________________
                                   Stephen R. Smith
                                   Vice President and General
                                   Counsel


Attest:



----------------------
Ian R. MacLeod
Secretary

                         CERTIFICATE OF DESIGNATION OF
                     SERIES B1 CONVERTIBLE PREFERRED STOCK
                     SERIES B2 CONVERTIBLE PREFERRED STOCK
                   AND SERIES B3 CONVERTIBLE PREFERRED STOCK

                                       OF

                           THE INTERLAKE CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware


        The Interlake Corporation, a Delaware corporation (the "Corporation"), certifies that pursuant to the authority contained in Article FOURTH of its Restated Certificate of Incorporation, as amended, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, its Board of Directors has adopted the following resolutions creating three series of its Preferred Stock, $1.00 par value per share, designated as Series B1 Convertible Preferred Stock, Series B2 Convertible Preferred Stock and Series B3 Convertible Preferred Stock:

        RESOLVED, that pursuant to Article FOURTH of the Restated Certificate of Incorporation, as amended, of the Corporation, whereby 2,000,000 shares of Preferred Stock, par value $1.00 per share, are authorized, there be and hereby is designated and created a Series B1 Convertible Preferred Stock, par value $1.00 per share (the "Series B1 Preferred"), to consist of 35,000 shares, a Series B2 Convertible Preferred Stock, par value $1.00 per share (the "Series B2 Preferred"), to consist of 35,000 shares and a Series B3 Convertible Preferred Stock, par value $1.00 per share (the "Series B3 Preferred"), to consist of 5,000 shares. The Series B1 Preferred, Series B2 Preferred and Series B3 Preferred are collectively referred to herein as the "Series B Preferred"; and

        FURTHER RESOLVED, that the powers, preferences and rights of, and qualifications, limitations and restrictions on, the Series B Preferred are set forth below and in the agenda material sent to all directors on May 21, 1992 and except as otherwise expressly provided below, the Series B1 Preferred, the Series B2 Preferred and the Series B3 Preferred shall be identical in all respects.

        Section 1. Dividends. In the event that the Board of Directors of the Corporation shall declare a dividend payable upon the then outstanding shares of Common Stock (other than a stock dividend on the Common Stock distributed solely in the form of additional shares of Common Stock) and shall pay such dividend, the holders of the Series B Preferred shall be paid at the same time as the holders of Common Stock the amount of dividends per share of Series B Preferred as would be declared payable on the largest number of whole shares of Common Stock into which the total number of Shares of Series B Preferred held by each holder thereof could be converted pursuant to the provisions of Section 6 hereof immediately prior to the declaration of such dividend, such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend.

        Section 2.  Liquidation.

        Upon any liquidation, dissolution or winding up of the Corporation, each holder of Shares shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value (plus all accrued and unpaid dividends thereon) of all Shares held by such holder, and the holders of Shares shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of Shares are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid, then the entire assets to be distributed shall be distributed ratably among such holders based upon the amounts which each such holder is entitled to be paid pursuant to the first sentence of this Section 2 and the aggregate amount all holders of Shares are entitled to be paid pursuant to such sentence. The Corporation shall mail written notice of such liquidation, dissolution or winding up, not less than 60 days prior to the payment date stated therein, to each holder of Shares.
Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

        Section 3.  Priority of Series B Preferred.

        So long as any Series B Preferred remains outstanding, neither the Corporation nor any Subsidiary shall redeem, purchase or otherwise acquire directly or indirectly any Junior Securities; provided that the Corporation may purchase shares of Common Stock from present or former employees of the Corporation and its Subsidiaries or from the Corporation's independent outside directors pursuant to the Corporation's or any Subsidiary's existing or future stock option or benefit plans approved by the Corporation's board of directors and may redeem rights or securities issued under the Rights Agreement or issued with respect to the Series A Preferred or the Series B Preferred.

        Section 4.  Redemptions.

        4A. Optional Redemptions. If the Corporation's restated certificate of incorporation has been amended to authorize the Non-Voting Common and such Non-Voting Common is issuable upon conversion of the Series B2 Preferred, then from and after June 18, 1998, the Corporation may make redemptions of all or any portion of the Shares then outstanding; provided, however, that the Corporation may not redeem a portion of the Series B Preferred if (i) the Liquidation Value of such Series B Preferred to be redeemed is less than $5,000,000 or (ii) the Liquidation Value of the remaining outstanding Series B1 Preferred and Series B2 Preferred is less than $10,000,000; and provided further that the Corporation may only redeem portions of the Series B Preferred in increments of $1,000,000 of the Liquidation Value. The Corporation shall only be entitled to request a redemption pursuant to this paragraph 4A one time in any 90-day period. On any such redemption, the Corporation shall pay a price per Share equal to the sum of the Liquidation Value thereof and an amount equal to all accrued and unpaid dividends thereon.

        4B. Notice of Redemption. Except as otherwise provided in paragraph 4I below, the Corporation shall mail written notice of each redemption of any Shares to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. Upon mailing any notice of redemption which relates to a redemption at the Corporation's option, the Corporation shall become obligated to redeem the total number of Shares specified in such notice at the time of redemption specified therein. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

        4C. Surrender of Shares. If any holder of the Shares elects to convert all or a portion of the Shares rather than having such Shares redeemed, such holder shall deliver to the Corporation in person or by registered or certified mail, return receipt requested, such holders' Shares on or prior to the date of redemption (the "Redemption Date"), and such conversion shall be effected in accordance with the terms of Section 6 hereof. If any holder of the Shares does not convert the Shares, such holder shall deliver to the Corporation the certificates representing the Shares to be redeemed on or prior to the Redemption Date.

        4D. Redemption Payment. For each of the Shares which are to be redeemed, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Shares) the full amount for such Shares by cashier's or certified check.

        4E. Determination of the Number of Each Holder's Shares to Be Redeemed. If at any time the Corporation makes a redemption of less than all of the Shares outstanding, such redemption shall be made ratably among the holders thereof based upon the Liquidation Value of the Shares (plus all accrued and unpaid dividends thereon) of each such holder and the aggregate Liquidation Value of all Shares (plus all accrued and unpaid dividends thereon) issued and outstanding.

        4F. Dividends After Redemption Date. No Share shall be entitled to any dividends accruing after the date on which the amount payable thereon pursuant to Section 4A hereof is paid to the holder thereof. On such date all rights of the holder of such Share shall cease, and such Share shall not be deemed to be outstanding.

        4G. Redeemed or Otherwise Acquired Shares. Any Shares which are redeemed or otherwise acquired by the Corporation shall be cancelled and shall not be reissued, sold or transferred.

        4H. Other Redemptions or Acquisitions. Neither the Corporation nor any Subsidiary shall redeem or otherwise acquire any Series B Preferred, except as expressly authorized herein or pursuant to a purchase offer made pro-rata to all holders of Series B Preferred on the basis of the Liquidation Value of the Shares (plus all accrued and unpaid dividends thereon) owned by each such holder.

        4I. Special Redemptions.

        (i) If a Change of Control has occurred or the Corporation obtains knowledge that a Change of Control is to occur, the Corporation shall give prompt written notice of such Change of Control, describing in reasonable detail the definitive terms and date of consummation thereof to each holder of Shares, but in any event such notice shall not to the extent practicable be given later than five days after the occurrence of such Change of Control. Subject to the provisions of clause (iii) below, the holder or holders of a majority of the Shares then outstanding may require the Corporation to redeem all or any portion of the Shares owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of
(a) 15 business days after receipt of the Corporation's notice and (b) five business days prior to the consummation of the Change of Control (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Shares within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption (by giving written notice to the Corporation) of all or any portion of the Shares owned by such holder. Subject to the provisions of clause (iii) below, upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change of Control or (b) five days after the Corporation's receipt of such election(s). If in any case a proposed Change of Control does not occur, all requests for redemption in connection therewith shall be automatically rescinded. The term "Change of Control" means the occurrence of one or both of the following events: (1) any Person or any Persons acting together which would constitute a "group" for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof, other than the ESOP or the trusts for any other employee stock ownership, benefit or pension plans of the Corporation or any Subsidiary and other than the holders of Series A Preferred which are requiring the Corporation to redeem their Shares, shall beneficially own (as defined in Rule 13d-3 promulgated under the Exchange Act) at least 50% of the total voting power of all classes of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation; or (2) any Person or Group (other than the Board of Directors of the Corporation as it may be constituted from time to time and other than the holders of the Series B Preferred which are requiring the Corporation to redeem their Shares), or any Affiliates thereof, shall succeed in having sufficient of its or their nominees elected to the Board of Directors of the Corporation such that such nominees, when added to any existing director remaining on the Board of Directors of the Corporation after such election who is an Affiliate of such Group, shall constitute a majority of the Board of Directors of the Corporation.

        (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change, describing in reasonable detail the definitive terms and date of consummation thereof, to each holder of Shares not more than 45 days nor less than 20 days prior to the consummation thereof. Subject to the provisions of clause (iii) below, the holder or holders of a majority of the Shares then outstanding may require the Corporation to redeem all or any portion of the Shares owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Shares (but in any event to the extent practicable within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Shares owned by such holder. Subject to the provisions of clause (iii) below, upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded. The term "Fundamental Change" means the occurrence of one or both of the following events: (1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation to any Person or entity or Group of Persons or entities (other than any wholly-owned Subsidiary of the Corporation); or (2) the merger or consolidation of the Corporation with or into another corporation or other entity or the merger of another corporation or other entity into the Corporation with the effect that immediately after such transaction any Person or Group (other than the holders of the Series B Preferred which are requiring the Corporation to redeem their Shares) holds more than 50% of the total voting power entitled to vote generally in the election of directors, managers or trustees of the surviving corporation of such merger or consolidation.

        (iii) Notwithstanding the provisions contained in clauses (i) and (ii) of this Section 4I to the contrary, the Corporation shall not be obligated to redeem any Shares of Series B Preferred hereunder until (A) all indebtedness outstanding under the Credit Agreement or indebtedness guaranteed by the Corporation under the Credit Agreement has been paid in full or offers of such payment have been declined by the lenders party thereto and (B) all holders of indebtedness for borrowed money of the Corporation who are directly or through their agents or representatives entitled to demand prepayment of such indebtedness upon the occurrence of a Change of Control or Fundamental Change and who have so demanded such prepayment have been paid in full in cash. Notwithstanding the provisions of this Section 4I, no Person or Group which effects a Change of Control or a Fundamental Change shall be entitled to the benefits of clauses (i) or (ii) of this Section 4I.

        Section 5.  Voting Rights.

        Except as required in this Certificate of Designation and as otherwise required by law, the Shares shall have no voting rights; provided, however, that the holders of the Shares shall be entitled to notice of all stockholders' meetings at the same time and in the same manner as notice is given to the stockholders entitled to vote at such meetings.

        Section 6.  Conversion.

        6A. Conversion Procedure.

        (i) Each holder of Series B1 Preferred, and each holder of Series B3 Preferred, shall be entitled at any time and from time to time to convert all or any portion of the Series B1 Preferred or the Series B3 Preferred, as the case may be (including any fraction of a Share), held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect.

        (ii) In the event that the Corporation has authorized the issuance of Non-Voting Common, each holder of Series B2 Preferred shall be entitled at any time to convert all or any portion of the Series B2 Preferred (including any fraction of a Share) held by such holder into a number of shares of Non-Voting Common computed by multiplying the number of Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect.

       (iii) In the event that the Corporation has not authorized the issuance of Non-Voting Common, upon the occurrence (or the expected occurrence as described in (iv) and (vi) below) of any Conversion Event, each holder of Series B2 Preferred shall be entitled to convert all or any portion of the Series B2 Preferred (including any fraction of a Share) held by such holder being (or expected to be) distributed, disposed of or sold in connection with such Conversion Event into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1,000 and dividing the result by the Conversion Price then in effect. The term "Conversion Event" means
(A) any public offering or public sale of Common Stock (including a public offering registered under the Securities Act of 1933, as amended, and a public sale pursuant to Rule 144 of the Securities and Exchange Commission or any similar rule then in force), (B) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange Act) if, after such disposition, such person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent (2%) of the outstanding securities of any class of voting securities of the Corporation, (C) a merger, consolidation or similar transaction if, after such transaction, a person or group of persons (within the meaning of the Exchange Act) in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the surviving corporation's directors (provided that such disposition has been approved by the Corporation's Board of Directors or a committee thereof), (D) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange
Act) if, after such sale, such person or group of persons in the aggregate would own or control securities which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors (provided that such sale has been approved by the Corporation's Board of Directors or a committee thereof), (E) any sale of securities of the Corporation to a person or group of persons (within the meaning of the Exchange
Act) if, after such sale, such person or group of persons in the aggregate would own or control securities of the Corporation (excluding the Series B Preferred or the Conversion Stock issued upon conversion of the Series B Preferred and being disposed of in connection with such Conversion Event) which possess in the aggregate the ordinary voting power to elect a majority of the Corporation's directors, or (F) the liquidation, dissolution or winding up of the Corporation.

        (iv) Each holder of Series B2 Preferred shall be entitled to convert Shares of Series B2 Preferred into Conversion Stock in connection with any Conversion Event if such holder reasonably believes that such Conversion Event shall be consummated, and a written request for conversion from any holder of Series B2 Preferred to the Corporation stating such holder's reasonable belief that a Conversion Event shall occur shall be conclusive and shall obligate the Corporation to effect such conversion in a timely manner so as to enable each such holder to participate in such Conversion Event. The Corporation shall not cancel the shares of Series B2 Preferred so converted before the tenth day following such Conversion Event and shall reserve such shares until such tenth day for reissuance in compliance with the next sentence. If any shares of Series B2 Preferred are converted into shares of Conversion Stock in connection with a Conversion Event and such shares of Conversion Stock are not actually distributed, disposed of or sold pursuant to such Conversion Event, or if the Corporation has not been liquidated, such shares of Conversion Stock shall be promptly converted back into the same number of shares of Series B2 Preferred.

       (v) In the event that a holder of Series B2 Preferred delivers a certificate to the Corporation stating that upon conversion of Shares of Series B2 Preferred into Shares of Series B1 Preferred such holder and its affiliates would not have a Regulatory Problem, such holder of Series B2 Preferred shall be entitled to convert and the Corporation shall be obligated to convert all or any portion of the Series B2 Preferred (including any fraction of a Share) held by such holder into the same number of Shares of Series B1 Preferred. Notwithstanding anything to the contrary contained herein, the Conversion Price for the Series B1 Preferred issued upon conversion from the Series B2 Preferred shall be the same Conversion Price as was in effect for the Series B2 Preferred being converted immediately prior to such conversion. For purposes of this paragraph 6A(v), a holder shall be deemed to have a "Regulatory Problem" when such holder and such holder's affiliates (A) would own, control or have power over a greater quantity of securities of any kind issued by the Corporation than are permitted under any laws or governmental regulations applicable to banks, bank holding companies, small business investment companies or their affiliates or (B) would not be able to hold an investment in or provide financing to the Corporation in compliance with any laws or governmental regulations applicable to banks, bank holding companies, small business investment companies or their affiliates.

        (vi) Notwithstanding any other provision hereof, if a conversion of Series B Preferred is to be made in connection with a Public Offering, the conversion of any Shares of Series B Preferred may, at the election of the holder of such Shares, be conditioned upon the consummation of the Public Offering in which case such conversion shall not be deemed to be effective until the consummation of the Public Offering.

        (vii) Each holder of Shares desiring to convert Shares shall deliver to the Corporation a written request for conversion setting forth the name of such holder, the number of Shares to be converted and the name or names and denomination or denominations in which, upon conversion, the new certificate or certificates representing the converted Shares are to be issued.

       (viii) Except as otherwise provided herein, each conversion of Shares shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Shares to be converted have been surrendered at the principal office of the Corporation. At such time as such conversion has been effected, the rights of the holder of such Shares shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock (or Non-Voting Common, if applicable) or Shares of Series B1 Preferred are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock (or Non-Voting Common, if applicable) or Shares of B1 Preferred represented thereby.

      (ix) As soon as possible after the conversion has been effected (but in any event within five business days in the case of subparagraph (A) below), the Corporation shall deliver to each converting holder:

           (A) a certificate or certificates representing the number of shares of Conversion Stock (or Non-Voting Common, if applicable) or the number of Shares of Series B1 Preferred issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified; and

           (B) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

        (x) The issuance of certificates for shares of Conversion Stock (or Non-Voting Common, if applicable) upon conversion of Shares or the issuance of certificates for Shares of Series B1 Preferred upon conversion of Shares of Series B2 Preferred shall be made without charge to the holders of such Shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock (or Non-Voting Common, if applicable) or Shares of Series B1 Preferred. Upon conversion of each Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock (or Non-Voting Common, if applicable) or the Series B1 Preferred issuable with respect to such conversion shall be validly issued, fully paid and nonassessable.

        (xi) The Corporation shall not close its books against the transfer of Shares or of Conversion Stock (or Non-Voting Common, if applicable) issued or issuable upon conversion of Shares or against the transfer of Shares of Series B1 Preferred issued or issuable upon conversion of Shares of Series B2 Preferred in any manner which interferes with the timely conversion of Shares. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

        (xii) If any fractional interest in a share of Conversion Stock (or Non-Voting Common Stock, if applicable) would, except for the provisions of this subparagraph, be deliverable upon any conversion of Shares, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

       (xiii) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock (or Non-Voting Common, if applicable) solely for the purpose of issuance upon the conversion of Shares, such number of shares of Conversion Stock and Non-Voting Common issuable upon the conversion of all outstanding Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued Shares of Series B1 Preferred, solely for the purpose of issuance upon the conversion of Shares of Series B2 Preferred, such number of Shares of Series A1 Preferred issuable upon the conversion of all outstanding Shares of Series B2 Preferred. All shares of Conversion Stock and Non-Voting Common and all Shares of Series B Preferred, which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock and Non-Voting Common and Shares of Series B Preferred may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon such issuance).

        6B. Conversion Price.

        (i) The initial Conversion Price shall be the Conversion Price in effect for the Series A Preferred immediately prior to the conversion of the Series A Preferred into the Series B Preferred. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6B. Anything herein to the contrary notwithstanding, no adjustment in the Conversion Price shall be required unless such adjustment, either by itself or with other adjustments not previously made, would require a change of at least $.05 in such price; provided, however, that any adjustment which by reason of this subparagraph 6B(i) is not required to be made shall be carried forward and taken into account in any subsequent adjustment and upon conversion of each Share.

        (ii) If and whenever on or after the original date of issuance of Shares the Corporation issues or sells, or in accordance with Section 6C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than (a) the Conversion Price in effect immediately prior to the time of such issue or sale or (b) 95% of the Market Price of the Common Stock determined as of the date of such issue or sale, then forthwith upon such issue or sale the Conversion Price shall be reduced to whichever of the following Conversion Prices is lower (except that none of the following shall apply to the issuance of Excluded Stock):

            (A) the Conversion Price determined by dividing (1) the sum of (x) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received by the Corporation upon such issue or sale, by (2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; or

            (B) the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale multiplied by 95% of the Market Price of the Common Stock determined as of the date of such issuance or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, and the denominator of which shall be the product derived by multiplying 95% of the Market Price of the Common Stock times the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

        6C. Effect on Conversion Price of Certain Events. For purposes of determining the adjusted Conversion Price under paragraph 6B(ii), the following shall be applicable (except that none of the following shall apply to the issuance of Excluded Stock):

        (i) Issuance of Rights or Options. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of the Convertible Securities issued upon exercise of any such Options is less than (a) the Conversion Price in effect immediately prior to the time of the granting of such Options or (b) 95% of the Market Price of the Common Stock determined as of such time, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting of or sale of such Options for such price per share. For purposes of this subparagraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the then minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock then issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

        (ii) Issuance of Convertible Securities. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange is less than (a) the Conversion Price in effect immediately prior to the time of such issue or sale or (b) 95% of the Market Price of the Common Stock determined as of such time, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this subparagraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the then minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by
(B) the total maximum number of shares of Common Stock then issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

        (iii) Change in Option Price or Conversion Rate. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold.

        (iv) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

        (v) Calculation of Consideration Received. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Corporation therefor. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving corporation as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined in good faith by the Corporation's Board of Directors.

        (vi) Integrated Transactions. In case any option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such option by the parties thereto, such option shall be deemed to have been issued for a consideration determined in good faith by the Corporation's Board of Directors, and if the Board of Directors cannot in good faith determine such consideration, then such option shall be deemed to have been issued for a consideration of $.01.

        (vii) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

        (viii) Record Date. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

        6D. Subdivision or Combination of Common Stock. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.


        6E. Reorganization, Reclassification, Consolidation, Merger or Sale.
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets to another Person or other transaction which is effected in such a manner that holders of Common Stock (and/or Rights) are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock (and/or Rights) is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred then outstanding) to insure that each of the holders of Series B Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be), the shares of Conversion Stock or Non-Voting Common (as the case may be) (and Rights) immediately theretofore acquirable and receivable upon the conversion of such holder's Series B Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Series B Preferred immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Series B Preferred then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series B Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series B Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form reasonably satisfactory to the holders of a majority of the Series B Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

        6F. Certain Events. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's board of directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series B Preferred; provided that no such adjustment shall increase the Conversion

Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Series B Preferred.

        6G. Notices.

        (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Shares, setting forth in reasonable detail and certifying the calculation of such adjustment.

        (ii) The Corporation shall give written notice to all holders of Shares at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock or Non-Voting Common Stock, as the case may be, (b) with respect to any pro rata subscription offer to holders of Common Stock, or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

        (iii) The Corporation shall also give written notice to the holders of Shares at least 20 days prior to the date on which any Organic Change shall take place.

        Section 7.  Liquidating Dividends.

        If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series B Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series B Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined; provided that if the Liquidating Dividends consist of voting securities, the Corporation shall make available to each holder of Series B2 Preferred, at such holder's request, Liquidating Dividends consisting of non-voting securities which are otherwise identical to the Liquidating Dividends consisting of voting securities and which non-voting securities are convertible into such voting securities on the same terms as Series B2 Preferred is convertible into Conversion Stock.

        Section 8.  Purchase Rights.

        If at any time the Corporation grants, issues, distributes or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Series B Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon

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conversion of such holder's Series B Preferred immediately before the date on which a record is taken for the grant, issuance, distribution or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue, distribution or sale of such Purchase Rights; provided that if the grant, issue, distribution or sale of the Purchase Rights entitle the holders of the Series B Preferred to an adjustment in the Conversion Price pursuant to Section 6 hereof, then the holders of a majority of Series B Preferred will have the option to either (a) acquire the Purchase Rights pursuant to this Section 8, or (b) adjust the Conversion Price pursuant to Section 6; provided further that if the Purchase Rights involve voting securities, the Corporation shall make available to each holder of Series B2 Preferred, at such holder's request, Purchase Rights involving non-voting securities which are otherwise identical to the Purchase Rights involving voting securities and which non-voting securities are convertible into such voting securities on the same terms as Series B2 Preferred is convertible into Conversion Stock.

        If the Distribution Date (as defined in the Rights Agreement) occurs, the Company shall issue to each holder of Series B Preferred a number of rights ("New Rights") equal to the number of Rights such holder would have held if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series B Preferred immediately prior to the Distribution Date. The New Rights shall be substantially similar to the Rights; provided, however, that such New Rights shall provide for the issuance, at the request of any holder of New Rights, of non-voting securities which are otherwise identical to any voting securities issuable upon exercise of the Rights and which non-voting securities are convertible into voting securities on the same terms as the Series B2 Preferred is convertible into Conversion Stock.

        Section 9.  Registration of Transfer.

        The Corporation shall keep at its principal office a register for the registration of Shares. Upon the surrender of any certificate representing Shares at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificates and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Shares represented by such new certificate from the immediately preceding Dividend Reference Date.

        Section 10.  Replacement.

        Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of any class of Series B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity satisfactory to the

Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Shares represented by such new certificate from the immediately preceding Dividend Reference Date.

        Section 11.  Definitions.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Common Stock" means, collectively, the Corporation's Common Stock, par value $1.00 per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

        "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6C(i) and 6C(ii) hereof (including Excluded Stock) whether or not the Options or options for Convertible Securities or Convertible Securities are actually exercisable or exchangeable, as the case may be, at such time.

        "Conversion Stock" means shares of the Corporation's Common Stock, par value $1.00 per share; provided that if there is a change such that the securities issuable upon conversion of the Series B Preferred are issued by an entity other than the Corporation or there is a change in the class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series B Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

        "Convertible Securities" means any stock or securities convertible into or exchangeable for Common Stock.

        "Credit Agreement" means the Amended and Restated Credit Agreement, dated as of June 18, 1992, (including, without limitation, any "Credit Documents" (as defined in the New Credit Agreement)) among the Corporation, the ESOP and certain Subsidiaries of the Corporation, the Agent Bank and the Lenders listed therein, as such Agreement may be amended, amended and restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, refinancing or otherwise restructuring (including, but not limited to, the inclusion of additional borrowers thereunder that are Subsidiaries of the Corporation and additional lenders) all or any portion of the Obligations under such Agreement (as defined therein) or any successor agreement.

        "ESOP" means the Corporation's Employee Stock Ownership Plan effective as of September 1, 1989.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Excluded Stock" means the shares of Common Stock issued or issuable pursuant to the Corporation's existing and future employee stock option and benefit plans approved by the Corporation's board of directors, including the Corporation's 1989 Employee Stock Option Plan pursuant to which 1,600,000 shares of Common Stock which were authorized for options, stock awards and partial payment of bonuses, in each case which are issued or granted (including by way of amendment or modification thereof) at a price equal at least to 95% of the Market Value of the Common Stock on the date of such issuance or grant (including any such amendment or modification thereof).

        "Junior Securities" means any of the Corporation's equity securities other than the Series B Preferred.

        "Liquidation Value" of any Share as of any particular date shall be equal to the amount which each share of Series A Preferred was entitled to upon liquidation of the Corporation as of the date which such Series A Preferred was converted into Series B Preferred.

        "Market Price" of any security means the average of the closing prices of such security's sales on the principal securities exchange on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Shares. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the

Shares. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

        "Non-Voting Common" means the Corporation's Non-Voting Common Stock, par value $1.00 per share, having the terms as set forth in Exhibit B to the Purchase Agreement; provided, that if there is a change such that the securities issuable upon conversion of the Series B2 Preferred are issued by an entity other than the Corporation or if there is a change in the class of securities so issuable, then the term "Non-Voting Common" shall mean one share of the security issuable upon conversion of the Series B2 Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

        "Options" means any rights or options to subscribe for or purchase Common Stock or Convertible Securities.

        "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Public Offering" means any offering by the Corporation of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

        "Purchase Agreement" means the Preferred Stock Purchase Agreement, dated as of March 6, 1992, by and between the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

        "Rights" means the Rights defined in the Rights Agreement and any securities issued in connection with or upon exercise of the Rights.

        "Rights Agreement" means that certain Rights Agreement, dated as of January 26, 1989 as amended, between the Corporation and The First National Bank of Chicago, and any successor rights plan.

        "Series A Preferred" means, collectively, the Series A1 Preferred and the Series A2 Preferred.

        "Series A1 Preferred" means the Corporation's Series A1 Convertible Exchangeable Preferred Stock, par value $1.00 per share.

        "Series A2 Preferred" means the Corporation's Series A2 Convertible Exchangeable Preferred Stock, par value $1.00 per share.

        "Series A3 Preferred" means the Corporation's Series A3 Convertible Exchangeable Preferred Stock, par value $1.00 per share.

        "Significant Subsidiaries" means those Subsidiaries of the Corporation listed as Significant Subsidiaries pursuant to Section 3.3 of the Purchase Agreement.

        "Subsidiary" means any corporation of which the shares of outstanding capital stock possessing the voting power (under ordinary circumstances) in electing the Board of Directors are, at the time as of which any determination is being made, owned by the Corporation either directly or indirectly through Subsidiaries.

        Section 12.  Amendment and Waiver.

        No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 11 hereof without the prior written consent of the holders of a majority of the Shares outstanding at the time such action is taken; provided, that, in addition to such majority vote, no such action shall change (i)(a) the rate at which or the manner in which dividends on the Series B1 Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series B1 Preferred or the times at which redemption of the Series B1 Preferred is to occur, without the prior written consent of the holders of at least 80% of the Series B1 Preferred then outstanding, (b) the Conversion Price of the Series B1 Preferred or the number of shares or class of stock into which the Series B1 Preferred are convertible, without the prior written consent of the holders of at least 80% of the Series B1 Preferred then outstanding or (c) the percentage required to approve any change described in clauses (i)(a) and (i)(b) above, without the prior written consent of the holders of at least 80% of the Series B1 Preferred then outstanding, (ii)(a) the rate at which or the manner in which dividends on the Series B2 Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series B2 Preferred or the times at which redemption of the Series B2 Preferred is to occur, without the prior written consent of the holders of at least 80% of the Series B2 Preferred then outstanding, (b) the Conversion Price of the Series B2 Preferred or the number of shares or class of stock into which the Series B2 Preferred are convertible, without the prior written consent of the holders of at least 80% of the Series B2 Preferred then outstanding or (c) the percentage required to approve any change described in clauses (ii)(a) and (ii)(b) above, without the prior written consent of the holders of at least 80% of the Series B2 Preferred then outstanding or (iii)(a) the rate at which or the manner in which dividends on the Series B3 Preferred accrue or the times at which such dividends become payable or the amount payable on redemption of the Series B3 Preferred or the times at which redemption of Series B3 Preferred is to occur, without the prior written consent of the holders of at least 80% of the Series B3 Preferred then outstanding, (b) the Conversion Price of the Series B3 Preferred or the number of shares or class of stock into which the Series B3 Preferred are convertible, without the prior written consent of the holders of at least 80% of the Series B3 Preferred then outstanding or (c) the percentage required to approve any change described in clauses (iii)(a) and (iii)(b) above, without the prior written consent of the holders of at least 80% of the Series B3 Preferred then outstanding; and provided further, that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with

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another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Shares then outstanding.

        Section 13.  Notices.

        Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charge prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation.


        IN WITNESS WHEREOF, The Interlake Corporation has caused this Certificate to be duly executed this _____ day of June, 1992.

                                THE INTERLAKE CORPORATION



                                By:______________________
                                   Stephen R. Smith
                                   Vice President and General
                                   Counsel


Attest:



----------------------
Ian R. MacLeod
Secretary

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